Exhibit n(2)

                                 ABN AMRO Funds
                                   Rule 18f-3
                               Multiple Class Plan
                       Initially Adopted on June 22, 1995
                   Amended and Restated on September 16, 1999

                                  Introduction

                  ABN AMRO Funds (the "Trust"), a registered investment company that currently consists of twenty-one (21) separately managed portfolios (the Treasury Money Market Fund(US), Government Money Market Fund(US), Money Market Fund(US), Tax-Exempt Money Market Fund(US), Value Fund(US), Growth Fund(US), Small Cap Growth Fund(US), Real Estate Fund(US), Balanced Fund(US), International Equity Fund(US), TransEurope Fund(US), Asian Tigers Fund(US), Latin American Equity Fund(US), International Fixed Income Fund(US), Fixed Income Fund(US), Intermediate Government Fixed Income Fund(US), Tax-Exempt Fixed Income Fund(US), Limited Volatility Fixed Income Fund(US), Institutional Treasury Money Market Fund(US), Institutional Government Money Market Fund(US) and Institutional Prime Money Market Fund(US)) and that may consist of additional portfolios in the future as listed on Schedule A hereto (each a "Fund" and, collectively, the "Funds"), have elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") in offering multiple classes of units of beneficial interest ("shares") in each Fund. The Plan sets forth the differences among classes, including shareholder services, distribution arrangements, expense allocations, and conversion or exchange options.

A.       Attributes of Share Classes

The rights of Common (formerly Trust) and Investor Classes are set forth in the resolutions and related materials of the Trust's Board adopted pursuant to the order dated September 9, 1993, obtained by SEI Liquid Asset Trust, et al. (Inv. Co. Act Release No. IC-19698), and attached hereto as Exhibits A - C.

                  The rights of Institutional and Institutional Service Classes are set forth and attached hereto as Exhibits D and E.

                  With respect to any class of shares of a Fund created after the date hereof, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will separately bear any distribution expenses ("distribution fees") in connection with a plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Rule 12b-1 Plan"), and will separately bear any non-Rule 12b-1 Plan service payments ("service fees") that are made under any servicing agreement entered into with respect to that class; (iii) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); and (iv) shareholders of the class will have exclusive voting rights regarding the Rule 12b-1 Plan and the servicing agreements relating to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.       Expense Allocations

                  Expenses of each existing class and of each class created after the date hereof shall be allocated as follows: (i) distribution and shareholder servicing payments associated with any Rule 12b-1 Plan or servicing agreement relating to each class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) class Expenses relating to a particular class are (or will be) borne exclusively by that class.

                  Until and unless changed by the Board, the methodology and procedures for calculating the net asset value of the various classes of shares and the proper allocation of income and expenses among the various classes of shares shall be as set forth in the Report rendered by Ernst & Young LLP.

C.       Amendment of Plan; Periodic Review

                  This Plan must be amended to properly describe (through additional exhibits hereto or otherwise) each new class of shares approved by the Board after the date hereof.

                  The Board of the Trust, including a majority of the independent Trustees, must periodically review this Plan for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan.

                                  EXHIBITS A-C

WHEREAS, on December 24, 1990 the Securities and Exchange Commission granted an order exempting mutual funds administered or distributed by SEI now or in the future from Sections 18(f), 18(g), and 18(i) of the Investment Company Act of 1940 to permit such funds to sell five classes of shares with different distribution arrangements; and

WHEREAS, said exemptive order requires that the Board of Trustees of the Trust, including a majority of the non-interested Trustees approve the offering of different classes of shares only after a determination that multiple classes is in the best interest of the Trust and its Shareholders;

NOW THEREFORE, be it

VOTED: That based upon information presented to this Board of Trustees, the Trustees, including a majority of the non-interested Trustees, have determined that a two class system for distribution of shares of the Trust is in the best interests of the Trust and its shareholders.

FURTHER
VOTED: That the Board of Trustees must receive and review quarterly statements detailing the amounts paid by the Trust under its Rule 12b-1 Plan for Investor Class shares and under related Servicing Agreements.

FURTHER VOTED: That the Adviser and the Distributor shall report to the Board of Trustees any material conflicts of interest that develop between classes of shares of the Trust.

REMBRANDT FUNDS

                              Investment Advisor:
                              LASALLE STREET CAPITAL MANAGEMENT, LTD.

Rembrandt Funds (the "Trust") is a mutual fund that offers a convenient means of investing in one or more professionally managed portfolios of securities. This Prospectus relates to the Trust Class shares and Investor Class shares of the following Funds:

                         .  Value Fund
                         .  Growth Fund
                         .  Small Cap Fund
                         .  International Equity Fund
                         .  TransEurope Fund
                         .  Asian Tigers Fund
                         .  Balanced Fund

The Trust Class Shares of the Trust are offered primarily to institutional investors, including customers of LaSalle National Trust, N.A. its affiliates and correspondents for the investment of their own funds or funds for which they act in a fiduciary, agency or custodial capacity. The Investor Class shares are offered primarily to individuals and institutional accounts for which LaSalle National Trust, N.A. does not act in a fiduciary, agency or custodial capacity. Investors in the Trust Class shares and investors in the Investor Class shares are referred to hereinafter as "Shareholders"

THE TRUST'S SHARES ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, INCLUDING LASALLE NATIONAL TRUST, N.A. OR ANY OF ITS AFFILIATES OR CORRESPONDENTS INCLUDING LASALLE NATIONAL CORPORATION. THE TRUST'S SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY. INVESTMENT IN THE SHARES INVOLVES RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

This Prospectus sets forth concisely the information about the Trust that a prospective investor should know before investing. Investors are advised to read this Prospectus and retain it for future reference. A Statement of Additional Information dated April 30, 1995 has been filed with the Securities and Exchange Commission (the "SEC") and is available without charge by calling 1-800-443-
4725. The Statement of Additional Information is incorporated into this Prospectus by reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

April 30, 1995

                                EXPENSE SUMMARY


ANNUAL OPERATING EXPENSES
(As a percentage of average net assets)                              TRUST CLASS



                                                                   Small  Int'l   Trans    Asian
                                                Value    Growth    Cap    Equity   Europe   Tigers
Balanced

--------------------------------------------------------------------------------------------------------
Advisory Fees.............          .80%     .80%       .80%    1.00%    1.00%   1.00%   .70%
Other Expenses............          .26%     .22%       .26%     .43%     .60%    .60%   . 24%

--------------------------------------------------------------------------------------------------------
Total Operating Expenses..          1.06%    1.02%   1.06%    1.43%    1.60%    1.60%     . 94%
===============================================================

(1) The Administrator has waived, on a voluntary basis, a portion of its fee from the International Equity and Asian Tigers Funds. The Administrator reserves the right to terminate its waiver at any time in its sole discretion. Absent such waivers Other Expenses and Total Operating Expenses respectively would be as follows: International Equity Fund (.46% and 1.46%) and Asian Tigers Fund (.71% and 1.71%). Additional information may be found under "The Administrator".

(2) "Other Expenses" for the TransEurope Fund is based on estimated amounts for the current fiscal year.

EXAMPLE

-------------------------------------------------------------------------------
                                                  1 Yr.  3 Yrs.  5 Yrs.  10 Yrs.

-------------------------------------------------------------------------------
An investor would pay the following expenses on a $1,000 investment assuming (1) 5% annual return and (2) redemption at the end of each time period:

     Value Fund..................................    $11     $34     $58    $129
     Growth Fund................................     10      32      56      125
     Small Cap Fund.............................     11      34      58      129
     International Equity Fund.................      15      45      78      171
     TransEurope Fund...........................     16      50      87      190
     Asian Tigers Fund..........................     16      50      87      190
     Balanced Fund..............................     10      30      52      115
===============================================================

The example is based upon total operating expenses, except with respect to the TransEurope Fund for which it is based on estimated expenses for the current fiscal year. The example should not be considered a representation of past or future expenses and actual expenses may be greater or less than those shown. The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Funds. A person who purchases shares through a financial institution may be charged separate fees by the financial institution. The information set forth in the foregoing table and example relates only to the Trust Class shares. The Trust also offers Investor Class shares of the Funds which are subject to the same expenses except for a sales load and certain distribution costs. Additional information may be found under "The Advisor", "The Administrator" and "The Distributor".

SHAREHOLDER TRANSACTION EXPENSES
(As a percentage of offering price)                               INVESTOR CLASS

--------------------------------------------------------------------------------
Maximum Sales Charge imposed on Purchases.........................    4.50%
Redemption Fee (1) ...............................................      None
--------------------------------------------------------------------------------

 (1) A charge, currently $10.00, is imposed on wires of redemption proceeds.

ANNUAL OPERATING EXPENSES
(As a percentage of average net assets)



                                                              Small  Int'l    Trans      Asian
                                            Value   Growth    Cap    Equity   Europe     Tigers    Balanced
-
----------------------------------------------------------------------------------------------------------
Advisory Fees.............                   .80%     .80%    .80%    1.00%     1.00%     1.00%       . 70%
12b-1 Fees................                   .30%     .30%    .30%     .30%      .30%      .30%       . 30%
Other Expenses............                   .26%     .22%    .26%     .43%      .60%      .60%       . 24%
-
----------------------------------------------------------------------------------------------------------
Total Operating Expenses..                   1.36%    1.32%   1.36%    1.73%    1.90%     1.90%        1.24%
===============================================================

(1) The Administrator has waived, on a voluntary basis, a portion of its fee from the International Equity and Asian Tigers Funds. The Administrator reserves the right to terminate its waiver at any time in its sole discretion. Absent such waivers Other Expenses and Total Operating Expenses respectively would be as follows: International Equity Fund (.46% and 1.76%) and Asian Tigers Fund (.71% and 2.01%). Additional information may be found under "The Administrator".

(2) "Other Expenses" for the TransEurope Fund is based on estimated amounts for the current fiscal year.

EXAMPLE
------------------------------------------------------------------------------
                                                  1 Yr.  3 Yrs.  5 Yrs.  10 Yrs.
-------------------------------------------------------------------------------

An investor would pay the following expenses on a $1,000 investment assuming (1) imposition of the maximum sales load; (2) 5% annual return; and (3) redemption at the end of each time period:

    Value Fund..................................    $58    $ 86    $116     $201
     Growth Fund................................     58      85     114      197
     Small Cap Fund.............................     58      87     116      201
     International Equity Fund................       62      97     135      240
     TransEurope Fund...........................     63     102    143       257
     Asian Tigers Fund..........................     63     102    143       257
     Balanced Fund..............................     57      83     110      188
===============================================================

The example is based upon total operating expenses, except with respect to the TransEurope Fund for which it is based on estimated expenses for the current fiscal year. The example should not be considered a representation of past or future expenses and actual expenses may be greater or less than those shown. The purpose of this table is to assist the investor in understanding the various costs and expenses that may be directly or indirectly borne by investors in the Funds. A person who purchases shares through a financial institution may be charged separate fees by the financial institution. The information set forth in the foregoing table and example relates only to the Investor Class shares. The Trust also offers Trust Class shares of the Funds which are subject to the same expenses except there are no sales load or distribution fees. Additional information may be found under "The Advisor", "The Administrator" and "The Distributor".

The rules of the Securities and Exchange Commission require that the maximum sales charge be reflected in the above table. However, certain investors may qualify for reduced sales charges. See "Purchase of Shares", "Redemption of Shares" and "Eligibility For Reduced Sales Charge".

Long-term Shareholders may eventually pay more than the economic equivalent of the maximum front-end sales charge otherwise permitted by the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

THE TRUST

Rembrandt Funds (the "Trust") is an open-end management investment company that offers units of beneficial interest ("shares") in any of its currently offered investment funds. Shareholders may purchase shares in a fund through two separate classes, the Trust Class and the Investor Class, which provide for variations in distribution costs, voting rights and dividends. Except for these differences between classes, each share of each fund represents an undivided, proportionate interest in that fund. This Prospectus relates to the Trust class shares and the Investor Class shares of the following funds of the Trust: Value Fund, Growth Fund, Small Cap Fund, International Equity Fund, TransEurope Fund, Asian Tigers Fund (collectively, the "Equity Funds") and the Balanced Fund (the "Balanced Fund") (together, the "Funds"). Each of the Funds is a diversified mutual fund. Information regarding the Trust's other funds is contained in separate prospectuses that may be obtained from the Trust's Distributor, Rembrandt(R) Financial Services Company, 680 East Swedesford Road, Wayne, PA 19087 or by calling 1-800-443-4725.

THE DISTRIBUTOR

Rembrandt Financial Services Company (the "Distributor"), 680 East Swedesford Road, Wayne, PA 19087, a subsidiary of SEI Financial Services Company, and the Trust are parties to a distribution agreement (the "Distribution Agreement"). The Investor Class shares of the Trust have a distribution plan dated December 31, 1992 (the "Investor Class Plan"). As provided in the Investor Class Plan, the Trust will pay a fee of .30% of the average daily net assets of the Investor Class shares of the Funds to the Distributor as compensation for its services. From this amount the Distributor may make payments to financial institutions and intermediaries such as banks (including LaSalle National Trust, N.A.), savings and loan associations, insurance companies, and investment counselors, broker-dealers, and the Distributor's affiliates and subsidiaries as compensation for services, reimbursement of expenses incurred in connection with distribution assistance, or provision of Shareholder services. The Investor Class Plan is characterized as a compensation plan since the distribution fee will be paid to the Distributor without regard to the distribution or Shareholder services expenses incurred by the Distributor or the amount of payments made to financial institutions and intermediaries. The Funds may also execute brokerage or other agency transactions through an affiliate of the Advisor or through the Distributor for which the affiliate or the Distributor receives compensation.

The Trust Class shares of the Funds are offered without distribution fees to institutional investors, including customers of LaSalle National Trust, N.A., its affiliates and correspondent banks, for the investment of their own funds or funds for which they act in a fiduciary, agency or custodial capacity. It is possible that a financial institution may offer different classes of shares of the Funds to its customers and the shares of such customers may be assessed for different distribution expenses with respect to different classes of shares.

ELIGIBILITY FOR REDUCED SALES CHARGE

Rights of Accumulation

Investors in Investor Class shares will be entitled to lower, graduated sales charges if the investors' total investment in a Fund exceeds certain thresholds. In calculating the sales charge rates applicable to current purchases of Investor Class shares, a "single purchaser" is entitled to cumulate current purchases with the current market value of previously purchased shares of the Fund and the following other eligible funds: Fixed Income Fund, Intermediate Government Fixed Income Fund, Tax-Exempt Fixed Income Fund, Global Fixed Income Fund and Limited Volatility Fixed Income Fund (the "Eligible Funds") which are sold subject to a comparable sales charge.

PERFORMANCE

The performance of Trust Class shares will normally be higher than for Investor Class shares because the Trust Class is not subject to distribution expenses charged to the Investor Class shares.

Dividends and distributions of the Funds are paid on a per-share basis. The value of each share will be reduced by the amount of the payment. If shares are purchased shortly before the record date for a dividend or the distribution of capital gains, a Shareholder will pay the full price for the shares and receive some portion of the price back as a taxable dividend or distribution. The amount of dividends payable on Trust Class shares will be more than the dividends payable on the Investor Class shares because of the distribution expenses charged to Investor Class shares.

                                 Schedule A to

                        Amended and Restated Rule 18f-3
                              Multiple Class Plan

                                      FUNDS
                        CERTIFICATE OF CLASS DESIGNATION
                 Institutional Treasury Money Market Fund (US)
                Institutional Government Money Market Fund (US)
                   Institutional Prime Money Market Fund (US)

         Institutional Service Class


1.       Class-Specific Distribution Arrangements; Other Expenses

Shares of Institutional Service Class are sold without a sales charge, but are subject to a shareholder servicing fee of up to .25% payable to the Distributor. The Distributor will provide or will enter into written agreements with service providers who will provide one or more of the following shareholder services to clients who may from time to time beneficially own shares: (i) maintaining accounts relating to clients that invest in shares; (ii) providing information periodically to clients showing their position in shares; (iii) arranging for bank wires; (iv) responding to client inquiries relating to the services performed by the Distributor or any service provider; (v) responding to inquiries from clients concerning their investments in shares; (vi) forwarding shareholder communications from a Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to clients; (vii) processing purchase, exchange and redemption requests from clients and placing such orders with a Fund or its service providers;
(viii) assisting clients in changing dividend options, account designations, and addresses; (ix) providing subaccounting with respect to shares beneficially owned by clients; (x) processing dividends payments from a Fund on behalf of clients; (xi) providing sweep services; and (xii) providing such other similar services as a Fund may reasonably request to the extent that the Distributor and/or the service provider is permitted to do so under applicable laws or regulations.

2.       Eligibility of Purchasers

 Refer to the current prospectus for the Institutional Service Class of the Funds.

3.       Exchange Privileges

Institutional shares of a Fund may be exchanged for Institutional shares of each other Fund of the Trust in accordance with the procedures disclosed in each Fund's Prospectus and subject to and applicable limitations resulting from the closing of Funds to new investors.

4.       Voting Rights

Each shareholder will have one vote for each full Share held and a fractional vote for each fractional Share held. Shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Shares (such as a distribution plan or service agreement relating to Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Shares' shareholders differ from the interests of holders of any other class.

5.       Conversion Rights

Shares do not have a conversion feature.
[/R]